January 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

                    Re: Brighton Investment Holding Co., Inc.


To Whom It May Concern:

Brighton Investment Holding Co., Inc. (the "Company") is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. The Company is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

This opinion is given in connection with the registration with the Securities and Exchange Commission of two hundred thousand (200,000) Shares of Common Stock at a price of $.50 per Share, for sale in the Company's proposed public offering.

We have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form SB-2, pursuant to which such Shares are being registered and, in so acting, we have examined the originals and copies of the corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

All of the 200,000 Shares being registered are now authorized but unissued shares.

Based upon the foregoing, we are of the opinion that the 200,000 Shares of Common Stock of the Company being registered for sale by the Company, when issued and sold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof. This opinion is based on Delaware Law.



The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusion as an exhibit accompanying such Registration Statement and to our being named in the Registration Statement.

Very truly yours,

/s/ SCHONFELD & WEINSTEIN, L.L.P.
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SCHONFELD & WEINSTEIN, L.L.P.

JS: kc-w